                                                                HEI Exhibit 99.1
                                                                ----------------



                   TENTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                     FIDELITY MANAGEMENT TRUST COMPANY AND
                       HAWAIIAN ELECTRIC INDUSTRIES, INC.

          THIS TENTH AMENDMENT TO TRUST AGREEMENT, is made and entered into August 1, 1998, by and between Fidelity Management Trust Company (the "Trustee") and Hawaiian Electric Industries, Inc. (the "Sponsor");

                                  WITNESSETH:

          WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated November 28, 1988, and amended December 22, 1989, January 1, 1994, March 15, 1994, February 1, 1996, April 1, 1996, April 1, 1997, June 13,
1997, February 27, 1998 and May 4, 1998 (the "Trust Agreement") for the Hawaiian Electric Industries Retirement Savings Plan (the "Plan"); and

          WHEREAS, the Trustee and the Sponsor wish to further amend said Trust Agreement as provided in Section 13 thereunder; and

          WHEREAS, effective July 1, 1998, the Sponsor and Trustee wish to revise the Annual Participation Fee and the Trustee Fee; and

          WHEREAS, effective August 1, 1998, the Sponsor wishes to add the Minimum Required Distribution (MRD) service under the Trust; and

          NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:


          (1) EFFECTIVE AS OF JULY 1, 1998: Amending and restating Schedule "B" in its entirety, as attached hereto, to reflect a revised Annual Participation Fee and a revised Trustee Fee.


          (2) EFFECTIVE AS OF AUGUST 1, 1998: Amending and restating Schedule "A" in its entirety, as attached hereto, to reflect the addition of the MRD service.

          IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Tenth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

HAWAIIAN ELECTRIC INDUSTRIES, INC.    FIDELITY MANAGEMENT TRUST
BY:  HAWAIIAN ELECTRIC INDUSTRIES,    COMPANY
INC. PENSION INVESTMENT COMMITTEE



By /s/ Peter C. Lewis    7/30/98      By /s/ Cheryl L. Gladstone  8/14/98
   -----------------------------         --------------------------------
   Peter C. Lewis          Date          Vice President             Date
   Member



By /s/ Constance H. Lau  7/30/98
   -----------------------------
   Constance H. Lau        Date
   Secretary and Member

                                  SCHEDULE "A"

                            ADMINISTRATIVE SERVICES
                            -----------------------

Administration
--------------

     * Establishment and maintenance of Participant account and election percentages.

     * Maintenance of the following plan investment options:

          - Fidelity Retirement Money Market Portfolio
          - ASB Money Market Account
          - HEI Common Stock Fund
          - Fidelity Puritan Fund
          - Fidelity Magellan Fund
          - Fidelity Overseas Fund
          - Fidelity Freedom 2000 Fund
          - Fidelity Freedom 2010 Fund
          - Fidelity Freedom 2020 Fund
          - Fidelity Freedom 2030 Fund
          - Fidelity Freedom Income Fund
          - Spartan U.S. Equity Index Fund
          - MAS Value Portfolio Adviser
          - Neuberger&Berman Partners Trust
          - PBHG Emerging Growth Fund
          - Fidelity U.S. Bond Index Fund

     * Maintenance of the following money classifications:

          - Salary Reduction
          - Participant Voluntary
          - Rollover
          - HEI Diversified Plan
          - Employer ASB
          - Employer Supplemental
          - IRA
          - Voluntary HEISOP
          - Employer HEISOP

     * Processing of investment option trades.

     The Trustee will provide only the recordkeeping and administrative services set forth on this Schedule "A" and no others.

Processing
----------

     * Weekly processing of contribution data and contributions
     * Processing of transfers and changes of future allocations via the telephone exchange system
     * Daily processing of withdrawals


Other
-----

     * Monthly trial balance
     * Quarterly administrative reports
     * Quarterly participant statements
     * 1099Rs
     * Participant Loans
     * Periodic meetings with Sponsor
     * Educational services as needed and mutually agreed upon by the Trustee and the Sponsor.
     * Minimum Required Distribution service


HAWAIIAN ELECTRIC INDUSTRIES, INC.       FIDELITY MANAGEMENT TRUST
BY:  HAWAIIAN ELECTRIC INDUSTRIES,       COMPANY
INC. PENSION INVESTMENT COMMITTEE



By /s/ Peter C. Lewis    7/30/98      By /s/ Cheryl L. Gladstone  8/14/98
   -----------------------------         --------------------------------
   Peter C. Lewis          Date          Vice President             Date
   Member



By /s/ Constance H. Lau  7/30/98
   -----------------------------
   Constance H. Lau        Date
   Secretary and Member

                                  SCHEDULE "B"

                                  FEE SCHEDULE
                                  ------------

Recordkeeping Fees
------------------

* Annual Participation Fee             $5.00 per participant** per year, billed
                                       and payable quarterly.

* Minimum Required Distribution (MRD): $25.00 per MRD recipient per year.

* Plan Establishment Fee               $2,500.00

* Loan Fee                             Establishment fee of $35.00 per loan
                                       account; annual fee of $15.00 per loan
                                       account.**

* Plan Sponsor WebStation (PSW):       All User ID fees waived.

* Other Fees: extraordinary expenses resulting from large numbers of simultaneous manual transactions or from errors not caused by Fidelity.

** This fee will be imposed pro rata for each calendar quarter, or any part
                                              --------
thereof, that it remains necessary to keep a participant's account(s) and/or loans(s) as part of the Plan's records, e.g. vested, deferred, forfeiture, top-heavy and terminated participants, if applicable, who must remain on file through the calendar year-end for 1099R reporting.

Trustee Fee
-----------

Investment Options
* Sponsor Stock:         0.10% per annum of such assets in the Trust payable
                         quarterly on the basis of such assets as of the average market value for each calendar quarter. In no event will the fee be less than $10,000 nor more than $35,000 per year.

* Others:                None.

HAWAIIAN ELECTRIC INDUSTRIES, INC.       FIDELITY MANAGEMENT TRUST
BY:  HAWAIIAN ELECTRIC INDUSTRIES,       COMPANY
INC. PENSION INVESTMENT COMMITTEE



By /s/ Peter C. Lewis    7/30/98      By /s/ Cheryl L. Gladstone  8/14/98
   -----------------------------         --------------------------------
   Peter C. Lewis          Date          Vice President             Date
   Member



By /s/ Constance H. Lau  7/30/98
   -----------------------------
   Constance H. Lau        Date
   Secretary and Member